                                                                    EXHIBIT B-69


                                    BY - LAWS

                                       OF

                   NORTHERN INDIANA FUEL & LIGHT COMPANY, INC.

               Incorporated under the Laws of the State of Indiana


                                    ARTICLE I

                               LOCATION OF OFFICES

         Section 1 - Principal Office. The principal office shall be in the City of Auburn, State of Indiana. (As amended at Annual Meeting of Stockholders, April 14, 11942.)

         Section 2 - Other Offices. The Company may also have an office in the City of Battle Creek, State of Michigan, and also offices at such other places as the Board of Directors may from time to time appoint, or the business of the Company require.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1 - Annual Meetings. The Annual Meeting of the Stockholders shall be held at the office of the Company in the City of Auburn, State of Indiana, at the hour of 11 o'clock in the morning, on the second Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. Notice of such annual meeting shall be given by the Secretary by mailing a written or printed notice, stating the place, day and hour of such meeting, at least ten (10) days prior to the date of such meeting, to each Stockholder entitled to vote at such meeting, at his, her or its last known post office address, postage prepaid, as the same appears upon the books of the Company. But a failure to give notice of a Regular Annual Meeting, if held at the place and upon the day fixed by these By-Laws, shall not invalidate or otherwise affect the proceedings thereof. (As amended at Annual Meeting of Stockholders, April 14, 1942.)

         Section 2 - Special Meetings. Special meetings of the Stockholders shall be held at the office of the Company, and may be called by the President, and shall be called by him when requested by a vote or request in writing of a majority of the Board of Director, or by Stockholders of record holding not less than two-fifths (2/5) of the stock of a class having voting power, issued and outstanding. Notice of such meeting shall be given by the Secretary by mailing a written or printed notice, stating the place, day and hour or such meeting and the purpose of purposes for which the meeting is called, at least ten (10) days prior to the date of such meeting, to each Stockholder entitled to vote at such meeting, at his, her or its last known post office address, postage prepaid, as the same appears on the books of the Company.

         Section 3 - Votes. At all Stockholders' Meetings, except as otherwise provided by Statute, the Certificate of Incorporation of this Company, or by these By-Laws, each Stockholder shall be entitled to case one vote for each share of stock owned by him and registered in his name on the books of the Company at the time of the closing of the transfer books for said meetings; provided, however, that no shares or stock shall be voted on at any election for Directors which have been transferred n the books of the Company within twenty
(20) days next preceding such election of Directors, unless the transfer books of the Company shall have been closed as hereinafter in these By-Laws provided.

         Section 4 - Proxies. At all meetings, Stockholders entitled to vote may vote either in person or by proxy executed in writing by the Stockholder or by a duly authorized attorney; provided that all proxies and/or powers of attorney, or authenticated copies thereof, shall be filed with the Secretary of the Company and by him preserved with the corporate records of the Company.

         Section 5 - Quorum. At all Stockholders' Meetings, except as otherwise provided by Statute, or by the Certificate of Incorporation, a majority of the common capital stock issued and outstanding and entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. At any Stockholders' Meeting, at which less than a quorum shall be represented, stock so represented shall have power to adjourn the meeting to a future day, and from time to time, without further notice than by announcement at the meeting, until a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 6 - List of Stockholders. At least ten (10) days before each election, or before each annual or special meeting of the Stockholders entitled to vote, and the number of voting shares held by each, arranged in alphabetical order. Such list shall be open at the place where such election or meeting is to be held for ten (10) days prior to the meeting or election, for the examination of any stockholder, during the usual hours of business, and shall be produced and kept at the time and place of election or meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. (As amended at Annual Meeting of Directors on April 13, 1971.)

                                   ARTICLE III

                                    Directors

         Section 1 - Membership, Powers and Duties. The business and property of the Company shall be managed and controlled by a board of not less than three nor more than seven Directors. The Directors shall be elected by ballot at the regular annual meeting of the stockholders and shall hold office until the next annual election of directors and until their successors are elected and qualified. The members of the Board of Directors may from time to time be increased by amendment to the By-Laws. In case of any increase in the number of Directors the additional

Directors may be elected by the Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. The Board of Directors may exercise all such powers of the Company as are not by Statute or by Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. (As amended at Special Meeting of Stockholders, August 24, 1948).

         Without prejudice to the general power above conferred and the other powers conferred by the charter and by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

         First. To purchase or to otherwise acquire for the Company and property, rights or privileges which the Company has power to take, at such prices and on such terms and conditions, and for such consideration, as they shall from time to time see fit.

         Second. To pay for such property, rights or privileges in whole or in part, with money, stock, bonds, debentures or other securities of the Company, or by the delivery of other property of the Company.

         Third. To create, make and issue mortgage, bonds, deeds of trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same.

         Fourth. To appoint agents, clerks, assistants, factors, servants and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time, and to require security as it may deem proper.

         Fifth. To confer on any officer of the Company the power of selecting, discharging or suspending such employees.

         Sixth. To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to any such trust.

         Section 2 - Vacancies. Any vacancy or vacancies in the Board of Directors, caused by death, resignation, removal, increase in the number of otherwise, shall be filled by a majority vote of the remaining directors at any regular or special meeting of the Board, and the person or persons to chosen shall hold office for the unexpired term of their respective predecessors, and until their respective successors shall be elected and qualified.

         Section 3 - Regular Meetings. Regular meetings o the Board of Directors shall be held as soon as convenient after each Annual Meeting of the Stockholders upon call by the President, at the office of the Company, in the City of Auburn, State of Indiana, or at such other place or places within or without the State of Indiana, as may from time to time be determined by resolution of the Board of Directors. (As amended at Annual Meeting of Stockholders, April 14, 1942.)

         Section 4 - Special Meetings. Special meetings of the Board of Directors may be held within or without the State of Indiana, and may be called at any time upon the direction of the President or upon the written request of any two members of the Board by mailing to each of the Directors, at least four
(4) days before the time of such meeting, a notice specifying the time and place of such meeting.

         Section 5 - Votes. Any member of the Board may require the ayes and noes to be taken on any question and recorded in the minutes.

         Section 6 - Quorum. Except as herein otherwise specifically provided, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors, present at any such meeting at which there is a quorum present shall be the act of the Board of Directors, but a less number may adjourn the meeting from time to time until a quorum shall be present, without further notice.

         Section 7 - Compensation. Members of the Board of Directors may receive a reasonable Directors' fee and other compensation for their personal services, or they may, by resolution of the Board, receive a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board, or for attendance at each regular or special meeting of a standing or special or executive committee, provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

         Section 8 - Indemnification of Officers and Directors. The Corporation hereby indemnifies any and all of its Directors or former Directors or Officers or any person who may have served at the Corporation's request as a Director or Officer of another Corporation in which this Corporation owns shares or in which it is a creditor, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal in which such person is made a party by reason of being or having been such Director or Officer, except in relation to matters in which such person shall be adjudged guilty of gross negligence or willful misconduct in the performance of his duties to the Corporation or its shareholders; provided however, such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, By-Laws, Resolutions, or other authorization heretofore or hereafter adopted, after notice, by a majority vote of all the voting shares then issued and outstanding. (As amended at Special Meeting of Directors on October 12, 1971.)

                                   ARTICLE IV

                                   COMMITTEES

         Section 1 - Executive Committee. The Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of their number to constitute an Executive Committee. If provision be made for an Executive Committee, the members thereof shall be elected by the Board to serve during the pleasure of the Board of Directors. Unless one of the members shall have been designated as Chairman by the Board of Directors, the Executive

Committee shall elect a chairman from its own number. During the intervals between the meetings o the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs o the Company, conferred by these By-Laws or otherwise, to the extent authorized by the resolution providing for such Executive Committee, or by a subsequent resolution adopted by a majority of the whole Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors. The Executive Committee shall keep full and fair accounts of its transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board of Directors.

         Section 2 - Meetings of Executive Committee. The Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairman or of any two members of the Committee. Unless otherwise provided by such rules or by such resolutions, the meeting of the Executive Committee shall be held at the office of the Company in the City of Battle Creek, State of Michigan.

         Section 3 - Other Committees. Standing or temporary committees may be appointed from their own number by the Directors from time to time, and the Directors may from time to time invest such committees with such powers as the Directors may see fit, subject to such conditions as the Directors may prescribe.

                                    ARTICLE V

                                    OFFICERS

         Section 1 - Titles and Eligibility. The Officers of the Company shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other Officers as may be provided for by resolution of the Board of Directors. Said Officers shall perform the usual duties pertaining to their respective offices as otherwise specifically provided herein, or by resolution of the Board of Directors. The President shall be chosen from among the Directors of the Company.

         Section 2 - Election and Term of Office. The President, Vice Presidents, Secretary and Treasurer shall be elected at the Regular Annual Meeting of the Board of Directors following the Annual Meeting of Stockholders, and shall hold office for one year and until their respective successors have been duly elected and qualified.

         Section 3 - Bonds. The Directors may be resolution require any of all of the Officers to give bond to the Company with good and sufficient surety conditioned upon the faithful performance of their respective duties.

         Section 4 - President. The President shall be the chief executive officer of the Company. He shall preside at all meetings of the Stockholders and Directors at which he may be present. He shall have executive authority to see that all orders and resolutions of the Board are carried into effect and shall perform all duties that usually pertain to his office and such other duties as may be from time to time prescribed by the Board of Directors of these By-Laws. He shall submit a report of the operations of the Company to the Directors at their regular meetings, and to the Stockholders at the annual meeting, and from time to time shall report to the Board all matters within his knowledge, which the interest of the Company may require to be brought to their notice.

         Section 5 - Vice Presidents. The Vice Presidents, in the order of their selection shall in the event of the absence or disability of the President and all senior Vice Presidents, perform the duties of the President, and shall also perform such other duties as may be prescribed by the Board of Directors.

         Section 6 - Treasurer. The Treasurer shall receive all money, funds and securities of the Company and shall deposit in the name of the Company all moneys funds or securities so received in such bank or other depository as shall be designated from time to time by the Board of Directors, and shall keep a full and complete record of all receipts and disbursements. He shall render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, an account of all transactions as Treasurer and of the financial condition of the Company, and he shall perform such other duties as may from time to time be prescribed by the Board of Directors.

         Section 7 - Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and act as Secretary thereof; keeping the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors when and in such manner as may be required by the Company and when authorized, affix the seal to any instrument requiring the same, and shall perform such other duties as may from time to time be prescribed by the Board f Directors and these By-Laws. He shall be sworn to the faithful discharge of his duties.

         Section 8 - Assistant Officers. Such assistant officers as may be provided for by resolution of the Board of Directors may be elected by the Board of Directors at any meeting and they shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

         Section 9 - Compensation. The Board of Directors shall have power to fix the compensation of all Officers of the Company.

         Section 10 - Removal. Any Officer o the Company may be removed with or without cause by a vote of a majority of the entire Board of Directors at a meeting called for that purpose.

         Section 11 - Vacancies. If any vacancy occurs during the year, in any one or more of the offices provided for by these By-Laws, by reason of death, resignation, retirement, disability, removal from office, or otherwise, a majority of the remaining Directors, at any regular or special meeting may elect a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 12 - Delegation. In case of the absence of any Officer of the Company or for any other reason which may seem sufficient, to the Board, a majority of the entire board of Directors may delegate his powers and duties to any other Officer or to any Director for the time being.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

         Section 1 - Issue and Description. The certificates of stock shall be respectively numbered serially for each class of stock and entries on the proper books shall be made as they are issued. Certificates of stock shall be signed by the President or a Vice-President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Company, and shall also be signed by the Registrar, and countersigned by the Transfer gent, and shall have the corporate seal affixed thereto; provided, however, that the facsimile signature of the Officers of the Company, as well as the corporate seal, may be printed on the certificates, so long as the same are signed by the Registrar and co-signed by the Transfer Agent. Each certificate shall exhibit the name of the Company, the number of shares represented by such certificate, the name of the holder, the par value of such shares if any, and, in the case of preferred stock, each certificate shall also have a statement of the rights, interest, restrictions, limitations and preferences of the shares represented thereby plainly stated thereon, an the certificates shall be otherwise in such form as may be prescribed by the Board of Directors. (As amended at the Annual Meeting of Directors on April 13, 1971.)

         Section 2 - Transfer of Shares. Shares of the capital stock of the Company shall be transferred only on the books of the Company by the holder thereof in person or by his duly authorized attorney upon the surrender of the certificate or certificates for said shares to the Transfer Agent, and the cancellation of said certificate or certificates, on the books of the Company by the Registrar. Upon presentation and surrender of the certificate or certificates properly endorsed, and the payment of all taxes therefore, the holder of said original certificate or certificates shall be entitled to a new certificate or certificates, registered by the Registrar and countersigned by the Transfer Agent in place thereof. As against the Company, a transfer of stock can be made only on the books of the Company and in the manner herein above provided and the Company shall be entitled to treat the registered holder of any share as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person, whether or not it shall have express or other notice thereof, save as expressly provided by the Statutes of the State of Indiana. (As amended at Annual Meeting of Directors on April 13, 1971.)

         Section 3 - Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Company for a period, not exceeding twenty (20) days, immediately preceding the date for a meeting of the stockholders, or for payment of dividends or for the allotment of rights, and during any such period the books of the Company shall be closed against transfers of stock.

         Section 4 - Lost Certificates. In case a stockholder shall claim his certificate has been lost or destroyed, a new certificate may be issued of the same tenor, for the same number of shares, as the one represented to be lost or destroyed, upon satisfactory proof to the Transfer Agent and/or Registrar of such loss or destruction, and upon the giving of security or a bond of indemnity satisfactory to the Transfer Agent and/or Registrar. (As amended at Annual Meeting of Directors on April 13, 1971.)

                                   ARTICLE VII

                                BOOKS AND RECORDS

         Section 1 - Location. The books, accounts and records of the Company, except as may be otherwise required by the laws of the State of Indiana, may be kept outside of the said State, at such places as the Board of Directors may from time to time appoint.

         Section 2 - Inspection. The books, accounts and records of the Company shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by charter or by statute.

                                  ARTICLE VIII

                                 CORPORATE SEAL

         Section 1 - Description. The Corporate seal shall consist of two concentric circles between which is the name of the Corporation, such as was presented at the meeting at which these By-Laws were adopted and which have been impressed upon this page opposite this section.

                                   ARTICLE IX

                              DIVIDENDS AND FINANCE

         Section 1 - Payment of Dividends. Dividends upon the capital stock of the Company shall be declared only from the surplus of net profits of the Company, and, except as otherwise provided by the Certificate of Incorporation, shall be payable at such times and in such amounts as the Board of Directors may from time to time direct.

         Section 2 - Reserve Fund. Before paying any dividend or making any distribution of profits there may be set aside out of the net profits of the Company such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conductive to the interests of the Company.

         Section 3 - Negotiable Instruments. All checks, drafts or orders for the payment of money and notes of the Company shall be signed by such Officers or Officer or person or persons as the Board of Directors may from time to time, by resolution, designate. No check, note or other instrument shall be signed in blank.

         Section 4 - Depositories. The Board of Directors shall designate the banks, trust companies or other depositaries in which shall be deposited from time to time the money or securities of the Company.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 1 - Waiver of Notice. Any stockholder, officer or director may at any time waive any notice required to be given under these By-Laws, whether before or after the time stated therein, and may, in like manner, so far as lawful, waive any notice required to be given pursuant to the Certificate of Incorporation of this Company, or of the Statutes of the State of Indiana. The presence of a Stockholder, in person or by proxy, at any stockholders' meeting and the presence of a director, in person at any Directors' Meeting shall be deemed such waiver.

         Section 2 - Fiscal Year. The fiscal year of the Company, unless otherwise provided by resolution of the Board of Directors, shall begin on the 1st day of January and end on the 31st day of December in each year.

         Section 2 - Stock on Other Companies. Any stock in any other Company which may from time to time be held by this Company may be represented and voted at any Meeting of Stockholders of such Company by the President or a Vice President, or any proxy appointed in writing by either of them.

                                   ARTICLE XI

                                   AMENDMENTS

         Section 1. The By-Laws of this Company may be added to, altered, amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board; provided, however, that any By-Laws made by the Directors may be altered or repealed by the Stockholders, and provided further, that no change of time or place for the election of Directors shall be made within sixty (60) days next before the day on which such election is to be held, and that in case of any change of time or place, notice thereof shall be given to each Stockholder twenty (20) days before the election is held, in person or by letter mailed to his last known post office address.